AGREEMENT OF SALE AND PURCHASE OF ASSETS

THIS AGREEMENT OF SALE AND PURCHASE OF ASSETS (this“Agreement”) entered into effective as of January 1, 2008,  among:  (i) ENERGAS RESOURCES, INC., a Delaware corporation, with an address of 800 NE 63rd Street, 3rd Floor, Oklahoma City, Oklahoma  73105 (“Energas”); (ii) TGC, INC., a Kentucky corporation and a wholly-owned subsidiary of Energas, with an address of 800 NE 63rd Street, 3rd Floor, Oklahoma City, Oklahoma  73105 (“TGC”); (iii) AT GAS GATHERING SYSTEMS, INC., an Oklahoma corporation and a wholly-owned subsidiary of Energas (“ATG”); and (iv) WILDCAT ENERGY CORP., a Nevada corporation, with an address of P.O. Box 3008, London, Kentucky  40743 ("Buyer").  For purposes of this Agreement, Energas, TGC and ATG are sometimes each referred to individually as “Seller” and collectively as the “Sellers.”

W I T N E S S E T H:

WHEREAS, the Sellers possess and use the Purchased Assets (as hereinafter defined), as indicated on the Schedules hereto, in connection with oil and gas production in southeast Kentucky (the “Business”); and

WHEREAS, the Sellers desire to sell, and Buyer desires to purchase, the Purchased Assets, and the Seller desire to assign and Buyer desires to assume the Assumed Obligations (as defined herein), all on the terms contained herein;

NOW THEREFORE,  for and in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

I.  DEFINITIONS

As used herein, in addition to other terms defined in this Agreement, the following terms shall have the meaning ascribed thereto.

“Assumed Contracts” shall mean the agreements, leases, contracts and other arrangements listed on Schedules II(1)(b), II(1)(c), II(1)(e) and II(1)(g).

“Assumed Obligations” shall have the meaning set forth in Section II(3).

“Bill of Sale and Assignment” shall have the meaning set forth in Section III(3)(a)(v).

“Cash Payment” shall have the meaning set forth in Section II(2)(a).

“Closing” shall have the meaning set forth in Section III(1).

“Closing Date” shall have the meaning set forth in Section III(1).

“Deed” or “Deeds” shall have the meaning set forth in Section III(3)(a)(iv).

“Effective Date” shall have the meaning set forth in Section III(2).

“Mortgage” shall have the meaning set forth in Section II(2)(b).

“Promissory Note” shall have the meaning set forth in Section II(2)(b).

“Purchase Price” shall have the meaning set forth in Section II(1).

“Purchased Assets” shall have the meaning set forth in Section II(1)(a).

“Records” shall have the meaning set forth in Section II(1)(f).

“Transaction” means the purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations as contemplated by this Agreement.

II.  SALEOF ASSETS/ASSUMPTION OF OBLIGATIONS

(1)            Transfer of Assets.  Upon the terms and subject to the conditions, exceptions and reservations in this Agreement, and subject to Section II(2), at the Closing, each Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and assume from such Seller, such Seller’s respective interest in the Purchased Assets, as indicated on the Schedules hereto.  The consideration to be paid by Buyer to the Sellers for the Purchased Assets shall be Two Million Three Hundred Thousand Dollars ($2,300,000.00) (the “Purchase Price”).  The  assets to be purchased by Buyer under this Agreement (the “Purchased Assets”) shall consist of all right, title and interest of the Sellers (if any) in and to the following (and for purposes of this Article II, “Seller” shall refer to that Seller identified on the corresponding Schedule with respect to the described Purchased Asset):

(a)            all of the oil and gas properties and interests, producing and non-producing, owned by Sellerin fee as listed on Schedule II(1)(a) attached hereto and made a part hereof;

(b)            all of Seller’s interest in oil and gas leases, oil, gas and mineral leases, subleases, easements, farmin agreements, farmout agreements, royalty agreements, overriding royalty agreements, and/or net profits interest agreements as listed all as listed on Schedule II(1)(b) attached hereto and made a part hereof;

(c)            all right, title and interests of Seller (if any) in, to and under or derived from all presently existing and valid unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state of other governmental agency having jurisdiction), which relate to or affect any of the properties and interests of Seller referenced in Section II(1)(a) or (b) above, in each case as listed on Schedule II(1)(c) attached hereto and made a part hereof;

(d)            all right, title and interest of Seller (if any) in or to all personal property, (including, but not limited to, any wells, piping, tanks, boilers, tools, equipment, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, gas treating facilities, gas processing plants and facilities, machinery, vehicles and office furniture as listed on Schedule II(1)(d) attached hereto and made a part hereof;

(e)            all regulatory permits, licenses and authorizations relating to the Purchased Assets as listed on Schedule II(1)(e) attached hereto and made a part hereof, to the extent such Permits are assignable;

(f)            all right, title and interest of Seller (if any) in and to all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, non-proprietary seismic records, gravity maps, electric logs, geological and geophysical prospect maps, geological base maps and all other books, records, files, maps and accounting records (collectively the "Records") relating to the interest or property described in Section II(1)(a), (b), (c) or (d) above; and

(g)            all right, title and interest of Seller (if any) in, to and under or derived from the agreements, contracts or other arrangements listed on Schedule II(1)(g) attached hereto and made a part hereof hereto.

(2)            Purchase Price

The Purchase Price shall be in the following form:

(a)            A cash payment of One Hundred Thousand Dollars ($100,000.00) to Energas in immediately available funds (the “Cash Payment”), the receipt of which is hereby acknowledged by Energas; and

(b)            A non-recourse promissory note executed in favor of Energas in the original principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00), in the form attached as Exhibit II(2)(b) - 1 (the “Promissory Note”), which shall be secured by mortgage and security agreements (the “Mortgage”) in the form attached as Exhibit II(2)(b) – 2, and assignments of production and proceeds (the “Assignment”) in the form attached as Exhibit II(2)(b) – 3, an original of each of which shall be lodged for recording in the real estate records of the appropriate county clerk’s office promptly following the Closing.

(3)            Assumption of Obligations

Upon the terms and subject to the conditions, exceptions and reservations in this Agreement, and subject to Section II(2), at the Closing, Buyer shall assume by instruments of assumption as set forth in Section III(3), the following (the “Assumed Obligations”):

(a)            all duties and obligations arising under the Assumed Contracts from and after the Effective Date (as defined herein); and

(b)
all costs and expenses associated with the Business arising from and after the Effective Date including, but not limited to, all payroll obligations and liabilities of the Sellers with respect to the employees employed by the Sellers in connection with the Business, all of whom are identified on Schedule II(3)(b)attached hereto

(c)	and made a part hereof, from and after the Effective Date (which shall include, without limitation, January 2008 payroll).

III.  CLOSING

(1)            Closing Date

The closing of the Transaction contemplated by this Agreement (the  "Closing"), shall take place on the date of execution of this Agreement (the  "Closing Date") at the offices of Energas Resources, Inc, 800 NE 63rdStreet, Oklahoma City, Oklahoma or at such other location agreed to by Buyer and Seller.  Buyer and Seller may, by written agreement, postpone the Closing Date to a date mutually acceptable to both parties in which case that date shall become the “Closing Date”.

(2)            Effective Date

Buyer and the Sellers hereby agree that Closing the Transaction shall be deemed to have occurred at 12:01 a.m. EST on January 1, 2008 (“Effective Date”).  The Buyer assumes the Assumed Obligations effective as of the Effective Date (even if incurred after the Effective Date) except as otherwise specifically provided in this Agreement.

(3)            Actions Taken at Closing.  At the Closing, the following events shall occur, each event being deemed to have occurred simultaneously with the other events:

(a)            Actions By Buyer.  At the Closing, Buyer shall do the following:

(i)            Buyer shall deliver the Cash Payment pursuant to instructions to be provided by Seller at the Closing;

(ii)            Buyer shall deliver the Promissory Note duly executed by an authorized officer of Buyer;

(iii)            Buyer shall deliver the Mortgage duly executed by an authorized officer of Buyer;
(iv)            Buyer shall execute the quitclaim deeds set forth as Exhibit III(3)(a)(iv) – 1 and Exhibit III(3)(a)(iv) – 2 (the “Deeds”);

(v)            Buyer shall execute  a bill of sale, assignment and assumption agreement in the form attached hereto as Exhibit III(3)(a)(v) (the “Bill of Sale and Assignment”); and

(vi)            Buyer shall execute a separate memoranda of assignment for each instrument identified on Schedule II(b), (c) or (g) that is currently of record in the real estate records of the county in which the subject property is situated (collectively, the “Assignment Memoranda”), a form of which is set forth as Exhibit III(a)(vi), which Assignment Memoranda shall be lodged for recording in the real estate records of the appropriate county clerk’s office promptly following the Closing; and

(vii)            Buyer shall execute certificates of transfer with respect to any vehicles identified on Schedule II(1(d) (collectively, the “Vehicle Titles”).

(b)            Actions By the Sellers. At the Closing, each appropriate Seller shall do the following:

(i)            Seller shall execute the Deeds;

(ii)            Seller shall execute the Bill of Sale and Assignment;

(iii)            Seller shall execute each Assignment Memoranda;

(iv)            Seller shall execute the Vehicle Titles; and

(v)            Seller shall deliver the Records to Buyer.

IV.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to Buyer as follows:

1.            Organization and Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

2.            Authority of Seller. The execution, delivery and performance by Seller of this Agreement, and all other agreements to be entered into among the parties contemplated hereby, have been duly and validly authorized and approved by all necessary corporate action on the part of Seller.

3.            Brokers and Finders Fees.  Seller has not incurred any obligation or liability, contingent or otherwise, nor made any agreement with respect to any broker's or finder' s fees arising out of or in any way related to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

4.            Sufficiency of Purchased Assets, Assumed Contracts.  The Purchased Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller (but do not constitute substantially all of the assets of Seller), and (b) include all of the operating assets of Seller used in connection with the Business.  The Schedules to this Agreement contain an accurate and complete list, and the Sellers have delivered to Buyer (either directly or through legal counsel) accurate and complete copies, of all Assumed Contracts, which constitute all written agreements, instruments and documents existing with respect to operation of the Business.

5.            Disclaimer of Title to Purchased Assets, Limitation of Reps and Warranties.

(a)            WITHOUT LIMITING AND SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTIONS IV(1), IV(2) AND IV(3) ABOVE, THE PURCHASED ASSETS ARE BEING ASSIGNED AND TRANSFERRED “AS IS, WHERE IS,” THE SELLERS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.  IN ADDITION, WITHOUT LIMITING THE GENERALITY OF THE PRIOR SENTENCE, SELLER MAKES NO, AND EXPRESSLY HEREIN ALSO DISCLAIMS, ANY REPRESENTATION OR WARRANTY REGARDING THE FUTURE FINANCIAL PERFORMANCE OF THE PURCHASED ASSETS, AND THE SELLERS ALSO EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING ANY BUSINESS OR FINANCIAL PROJECTIONS MADE AVAILABLE TO BUYER REGARDING THE PURCHASED ASSETS OR THE BUSINESS RELATED THERETO.  NONE OF THE SELLERS NOR THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER’S USE OF, ANY INFORMATION WITH RESPECT TO THE PURCHASED ASSETS OR THE BUSINESS RELATED THERETO AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER IN MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTION CONTEMPLATED HEREIN OR IN ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH.

(b)                       BUYER HEREBY ACKNOWLEDGES THAT THE PURCHASED ASSETS HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, AND PRODUCTION OF OIL AND GAS AND THAT THERE MAY BE PETROLEUM, PRODUCED WATER, WASTES, OR OTHER SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER THE PURCHASED ASSETS OR ASSOCIATED THEREWITH. PERSONAL PROPERTY AND SITES INCLUDED IN THE PURCHASED ASSETS MAY CONTAIN ASBESTOS, NATURALLY OCCURRING RADIOACTIVE MATERIAL (“NORM”) OR OTHER HAZARDOUS MATERIALS.  NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS, AND EQUIPMENT AS SCALE, OR IN OTHER FORMS.  THE WELLS, MATERIALS, AND EQUIPMENT LOCATED ON, OR INCLUDED IN THE ASSETS MAY CONTAIN NORM, ASBESTOS AND OTHER WASTES OR HAZARDOUS MATERIALS.  NORM, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND/OR OTHER WASTES OR HAZARDOUS MATERIALS MAY HAVE COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA AND EQUIPMENT, INCLUDING WITHOUT LIMITATION, WATER, SOILS OR SEDIMENT.  SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, OR DISPOSAL OF ENVIRONMENTAL MEDIA OR EQUIPMENT, WASTES, ASBESTOS, NORM AND OTHER HAZARDOUS

MATERIALS FROM SUCH ASSETS OR PROPERTIES.  THE EXISTENCE OF NORM, ASBESTOS, ASBESTOS CONTAINING MATERIAL OR HAZARDOUS MATERIALS IN, ON OR RELATING TO ANY OF THE PURCHASED ASSETS SHALL NOT CONSTITUTE OR GIVE RISE TO ANY CLAIMS BY BUYER.

(c)            THE SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO SELLER’S TITLE TO ANY OF THE PURCHASED ASSETS.  ACCORDINGLY, BUYER SHALL RECEIVE ONLY SELLER’S RIGHT, TITLE AND INTEREST, IF ANY, TO THE PURCHASED ASSETS.

V. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers as follows:

1.            Organization and Existence. Buyeris a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

2.            Authority of Seller. The execution, delivery and performance by Buyer of this Agreement, and all other agreements to be entered into among the parties contemplated hereby,have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer.

3.            Acknowledgement of Disclaimers and Limitations.  BUYER HEREBY ACKNOWLEDGES AND ACCEPTS THE DISCLAIMERS AND LIMITATIONS WITH RESPECT TO THE SELLERS’REPRESENTATIONS AND WARRANTIES AND BUYER’S CLAIMS AS SET FORTH IN SECTION IV(4)(A), (B) AND (C) ABOVE.

4.            Brokers and Finders Fees.  Buyer has not incurred any obligation or liability, contingent or otherwise, nor made any agreement with respect to any broker's or finder' s fees arising out of or in any way related to the transactions contemplated by this Agreement for which any Seller shall have any responsibility whatsoever.

VI.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the Transaction shall survive the Closing until the second anniversary of the Closing Date.

VII.  COVENANTS

(1)            Conduct of Business.  From the date of this Agreement to the Closing Date, the Sellers shall conduct the business and operations respecting the Purchased Assets in the ordinary course of business consistent with past practices.

(2)            Access.  The Sellers have allowed and will continue to allow Buyer and such persons as Buyer may designate to consult with the Seller's agents or employees, to inspect the Purchased Assets and to examine the wells, well locations, and geological and geophysical records relating thereto, all at Buyer's sole cost, risk and expense.

(3)            Maintenance of the Assets.  Prior to Closing, the Sellers will use efforts consistent with past practices to maintain the Purchased Assets.

(4)            Consents.  Buyer and the Sellers shall use reasonable efforts to secure consent from all parties from whom consent is required to transfer the Assumed Contracts.

VIII.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

(1)            Conditions to Buyer's Performance.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Buyer:

(a)            The representations and warranties by the Sellers contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date.

(b)            There shall have been no material adverse change in the physical condition of the Purchased Assets as of the Closing Date, except depletion through normal production within authorized allowables and rates of production, and depreciation of equipment by ordinary wear and tear.

(c)            No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

(d)            The Sellersshall have performed or complied with all agreements and covenants required by this Agreement for which performance or compliance is required prior to or at the Closing Date.

(2)            Conditions to Seller's Performance.  The obligation of the Sellersto consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Seller:

(a)            The representations and warranties by Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date.

(b)            There shall have been no material adverse change in the physical condition of the Purchased Assets as of the Closing Date, except depletion through normal production within authorized allowables and rates of production, and depreciation of equipment by ordinary wear and tear.

(c)            No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

(d)            Buyer shall have performed or complied with all agreements and covenants required by this Agreement for which performance or compliance is required prior to or at the Closing Date.

IX.  ASSUMPTION

Buyer hereby assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of each Seller's respective obligations and liabilities incurred in the ordinary course of business relating to the possession, operation or use of the Purchased Assets arising or incurred on or after the Effective Date.

X. INDEMNIFICATION

(1)            Indemnification by Buyer.  Buyer shall indemnify, defend and hold harmless Seller against and from any claim, cause of action, loss, cost or expense or damage (including attorneys fees) incurred or suffered by Seller:

(a)               caused by or arising out of or relating to the Assumed Obligations;

(b)               caused by or arising from the breach of any covenant or agreement by Buyer contained in this Agreement or any other agreements to be entered as contemplated hereby; and

(c)               arising from or relating to acts or omissions occurring on or after the Effective Date with respect to the Purchased Assets.

(2)            Indemnification by the Sellers.  Each Seller shall indemnify, defend and hold harmless Buyer against and from any claim, cause of action, loss, cost or expense or damage (including attorneys fees) incurred or suffered by Buyer:

(a)               caused by or arising from the breach of any covenant or agreement by such Seller contained in this Agreement or any other agreements to be entered as contemplated hereby; and

(b)               arising from or relating to acts or omissions occurring before the Effective Date with respect to the Purchased Assets.

(3)            Notice.  The right of a party to indemnification hereunder is contingent upon receipt by the indemnifying party of reasonably prompt written notice of a claim for indemnification from the party seeking indemnification. The party seeking indemnification pursuant to this Section X shall have the right at its sole cost and expense, to participate in any legal action for which indemnification is sought. However, the party from whom indemnification is sought shall have the sole right to settle or otherwise dispose of such legal action in any manner it deems appropriate.    The party seeking indemnification shall make personnel and records available to the indemnifying party for defense of claims  or legal actions, as reasonably requested by the  indemnifying party and shall take such reasonable actions  as may be necessary to mitigate its damages, which cost  of mitigation shall be covered by Section X.  To the extent of any payment of the amounts in accordance with Section X, the indemnifying party shall be subrogated to all rights the indemnified party has against third parties for the matter so indemnified against.

(4)            Limitations.  Notwithstanding any other provision of this Agreement, the indemnification obligation shall be limited to, and not exceed, the following:

(a)            The indemnity obligation of the Sellers shall be limited to and not exceed so much of the Purchase Price received by the Sellers from Buyer at the time the indemnity obligation is due (excluding any interest paid by Buyer to Energas under the Promissory Note); and

(b)            The indemnity obligation of Buyer shall be limited to and not exceed an amount equal to the Purchase Price.

XI.  POST CLOSING MATTERS

After the Closing, the Sellers and Buyer agree to take all such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

  XII.  MISCELLANEOUS

(1)            Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered to:

 Sellers:
Energas Resources, Inc.
TGC, Inc.
AT Gas Gathering Systems, Inc.
Attn.:  George Shaw, President
800 NE 63rd Street, 3rd Floor
Oklahoma City, Oklahoma  73105
Telephone:  (405) 879-1752

Facsimile:  (405) ____________

and, if to Buyer:

Wildcat Energy Corp.
P.O. Box 3008
London, Kentucky  40743
Telephone:  (606) 877-8553
Facsimile:  (___) ____________

Either party may change the name and address for notice at any time by providing written notice in accordance with this Section XI(1).

(2)            Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including but not limited to, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer or its counsel may request in order to perfect title of Buyer and its successors and assigns to the Purchased Assets, or as the Sellers or their counsel may reasonably request in order to effectuate the purposes of this Agreement.

(3)            Costs and Expenses.  Except as otherwise provided in this Agreement, the Sellers and Buyer shall each pay their own expenses incident to this Agreement and the transactions contemplated herein, including, without limitation, fees of attorneys and accountants, irrespective of whether such transactions shall be consummated.

(4)            Entire Agreement.  This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the Transaction, and supersedes all prior agreements, written or oral, with respect thereto.

(5)            Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

(6)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky applicable to agreements made and to be performed entirely within such State other than with respect to the conflict of laws provisions of such jurisdiction.

(7)            Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their legal successors and representatives.  This Agreement shall not be assignable except by operation of law by Buyer or the Sellers without the prior written consent of the other party or parties (as the case may be) hereto.

(8)            Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

(9)            Exhibits and Schedules.  The exhibits and schedules are a part of this Agreement as if fully set forth herein.  All references herein to sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

(10)            Headings.  The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

(11)            Waiver.  Any failure of any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Remainder of Page Intentionally Left Blank; Signature Page Follows
IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the date first above written, but actually as of the dates set forth below.

BUYER:                                                                                               SELLERS:

WILDCAT ENERGY CORP.                                                            ENERGAS RESOURCES, INC.

By: /s/ Blair J. Merriam                                                 By:    /s/ George Shaw
        Blair J. Merriam                                                               George Shaw
Its: V. Pres.                                                                 Its:       President

Date: 1/17/2008                                                                    Date: Jan. 17, 2008

TGC, INC.

By:        /s/ George Shaw
            George Shaw
Its:     President

Date: Jan. 17, 2008

AT GAS GATHERING SYSTEMS, INC.

By:          /s/ George Shaw
            George Shaw
Its:      President

Date: Jan. 17, 2008

EXHIBIT II(2)(b) – 1

Promissory Note

[To be attached]

EXHIBIT II(2)(b) – 2

Mortgage

[To be attached]

EXHIBIT II(2)(b) – 3

Assignment

[To be attached]

EXHIBIT III(3)(a)(iv) – 1

Deed – Laurel County

[To be attached]

EXHIBIT  III(3)(a)(iv) – 2

Deed – Whitley County

[To be attached]

EXHIBIT III(3)(a)(v)

Bill of Sale and Assignment

[To be attached]

EXHIBIT III (3)(a)(vi)

Memorandum of Assignment (Form)

[To be attached]

SCHEDULE II(1)(a)

Owned Real Property

Laurel County PigSite

Being all of that certain property conveyed to TGC, Inc., by deed from Farley Lawson and Ruby Lawson, husband and wife, dated March 2, 2006, of record in Deed Book 632, page 554 in the Laurel County Clerk’s Office, more particularly described as follows:

Located and being in Laurel County, Kentucky, and being more particularly described as follows:

Beginning at a cross tie fence post in a wire fence, a corner of a tract of land conveyed to Clarence and Alice Cupp (Deed Book 167, Page 171), and in the northerly Right-of-Way (R/W) of KY 1189, said point being North 76 deg. 10 min. 33 sec. West, 246.92 feet from the intersection of the westerly R/W of KY 830;

Thence, leaving said R/W, with said Cupp’s line, as fenced, for two (2) courses and distances, as follows;

1)	North 50 deg. 53 min. 27 sec. East, 146.96 feet to a stone (found) at a corner of a wire fence;
2)	South 80 deg. 48 min. 55 sec. East, 153.68 feet to a cross tie fence post in a wire fence, in a westerly R/W of KY 830.

Thence, leaving said Cupp line, with said R/W of KY 830, South 11 deg. 32 min. 31 sec. West, 129.79 feet to a point at the intersection of the said R/W of KY 830 and the aforesaid R/W of KY 1189;

Thence, leaving the said R/W of KY 830 with said R/W of KY 1189, North 76 deg. 10 min. 33 sec. West, 246.92 feet to the point of beginning, and containing 0.561 ACRES, as surveyed by Wm. Kenneth Wilson, P.E., L.S. on September 26, 1987.

This description prepared from a physical survey conducted by Wm. Kenneth Wilson, P.E., L.S. #2834 on September 26, 1987.

Whitley CountyCompressor Site

Being all of that certain property conveyed to Energas Resources, Inc., by deed from Logos Resources, Inc., dated July 1, 2004, of record in Deed Book 460, page 154 in the Whitley County Clerk’s Office, more particularly described as follows:

A Lot 210 feet by 210 feet (approximately 1 acre) with and including a Compressor building at 224 Cane Creek Road, Williamsburg, Kentucky  40769, subject to any utility easements as may exist, and said public right-of-way.

SCHEDULE II(1)(b)

Leases, Easements, Etc.

LEASES AND ASSIGNMENTS

Laurel County:

1)	Oil and Gas Lease dated October 10, 2006, between Richard and Barbara Cellentani, lessors, and TGC, Inc., lessee, of record at Lease Book 71, Page 127 in the Laurel County Clerk’s Office.

2)	Oil and Gas Lease dated April 15, 2005, between Roy N. & Ollie Chesnut, lessors, and TGC, Inc., lessee, of recorded at Lease Book 68, Page 586 in the Laurel County Clerk’s Office.

3)	Oil and Gas Lease dated January 27, 2005, between Mark and Tammie Crook, lessors, and TGC, Inc., lessee, of record at Lease Book 68, Page 273 in the Laurel County Clerk’s Office.

4)
Compressor Station, Operating and Storage Yard Lease dated August ___, 2007, between Mark Crook and Tammie Crook, lessors, and AT Gas Gathering Systems, Inc., lessee, of record in Lease Book ___, Page ___ in the Laurel County Clerk’s Office.

5)	Oil and Gas Lease dated April 22, 2005, between Bill S. and Marsha Detherage, lessors, and TGC, Inc., lessee, of record at Lease Book 68, Page 584 in the Laurel County Clerk’s Office.

6)	Oil and Gas Lease dated February 2, 2005, between Charlie and Anna Rose Frazier, lessors, and TGC, Inc., lessee, of record in Lease Book 68, Page 276 in the Laurel County Clerk’s Office.

7)	Oil and Gas Lease dated July 14, 2005, between Dean Johnson, lessor, and TGC, Inc., lessee, of record in Lease Book 69, Page 134 in the Laurel County Clerk’s Office.

8)	Oil and Gas Lease dated September 7, 2006, between Franklin-Zella Proffitt, lessor, and TGC, Inc., lessee, of record in Lease Book 71, Page 48 in the Laurel County Clerk’s Office.

9)	Oil and Gas Lease dated February 1, 2005, between Warren and Tammy Rueter, lessors, and TGC, Inc., lessee, of record in Lease Book 68, Page 300 in the Laurel County Clerk’s Office.

Oil and Gas Lease dated September 29, 2006, between Edward and Naomi Snyder, lessors, and TGC, Inc., lessee, of record in Lease Book 71, Page 101 in the Laurel County Clerk’s Office.

11)	Oil and Gas Unit Lease dated January 10, 2005, between Randy Sulfridge, et al., lessors, and TGC, Inc., lessee, of record in Lease Book 68, Page 233 in the Laurel County Clerk’s Office.

Whitley County:

1)	Oil and Gas Lease, dated October 19, 2006, between Nannie Adkins, lessor, and TGC, Inc., lessee, of record in Lease Book 86, Page 333 of the Whitley County Clerk’s Office.

2)
Oil and Gas Lease dated April 1, 2004, between Lela C. Ball, lessor, and Logos Resources, Inc., of record at Lease Book 84, Page 447 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Energas Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 724 in the Whitley County Clerk’s Office.

3)
Oil and Gas Lease dated May 8, 1985, between Dean Chambers, lessor, and Logos Resources, Inc., of record at Lease Book 51, Page 181 and in Book 51 at Pages 12-15, each in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Energas Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 724 in the Whitley County Clerk’s Office.

4)
Oil and Gas Lease dated May 10, 2004, between Aileen Childers, lessor, and Logos Resources, Inc., lessee, of record in Lease Book 84, Page 443 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Energas Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 724 in the Whitley County Clerk’s Office.

5)
Oil and Gas Lease dated October 23, 2000, between Charles H. Cox and Catherine Cox, lessors, and Baltimore Royalty Limited, lessee, of record in Lease Book 84, Page 20 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Logos Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 69 in the Whitley County Clerk’s Office, and subsequently assigned to Energas Resources by virtue of an Assignment of Oil and Gas Leases dated ______________, of record in Lease Book ___, Page ___ in the Whitley County Clerk’s Office

6)	Oil and Gas Lease dated August 21, 2006, between Everette F. Davis and Zella M. Davis, lessors, and TGC, Inc., lessee, of record in Lease Book 86, Page 167 in the Whitley County Clerk’s Office.

Oil and Gas Lease dated August 22, 2006, between Ricky J. Davis and Katrina Davis, lessors, and TGC, Inc., lessee, of recorded in Lease Book 86, Page 169 in the Whitley County Clerk’s Office.

8)
Oil and Gas Lease dated June 1, 2003, between Noah Mahan and Wanda Mahan, lessors, and Logos Resources, Inc., lessee, of record in Lease Book 84, Page 439 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Logos Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 69 in the Whitley County Clerk’s Office.

9)
Oil and Gas Lease dated August 15, 2003, between Mitchell and Mary Perkins, lessors, and Logos Resources, Inc., of record in Lease Book 84, Page 724 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Logos Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 69 in the Whitley County Clerk’s Office.

10)
Oil and Gas Lease dated June 28, 2005, between Gerri Vanover, lessor, and Logos Resources, Inc., lessee, of record in Lease Book 84, Page 16 in the Whitley County Clerk’s Office.  The lessee’s interest in the foregoing Lease was assigned to Logos Resources, Inc., by virtue of an Assignment of Oil and Gas Leases dated May 25, 2004, of record in Lease Book 84, Page 69 in the Whitley County Clerk’s Office.

SCHEDULE II(1)(c)

Unitization, Pooling and Communitization Agreements, Etc.

All agreements referenced on Schedule II(1)(b), to the extent that such agreements are of the nature described in Section II(1)(c),are incorporated herein by referenced.

SCHEDULE II(1)(d)

Wells, Pipelines, Facilities and Other Personal Property

TGC, Inc. Operated  Oil and Gas Wells And Leases

Well	Permit No.	Quadrangle	County	Carter Coordinates	W.I.	N.R.I.
Wilkerson, Opal & Elmer #1	14392	Blackwater	Laurel	15-H-67 1400FSL, 1350FWL	100%	81.25%
Crook, Farce & Bryan #1	14740	Lily	Laurel	11-H-66 300FSL, 1050 FEL	100%	87.5%
Crook, Mark & Tammy #2*	98823	Lily	Laurel	11-H-66 1300 FSL, 1025FEL	100%	87.5%
Sulfridge, George #1	98858	Blackwater	Laurel	15-H-67 2619FSL, 1061FWL	100%	81.25%
Cox, Millie #1	64101	Williamsburg	Whitley	21-C-64 3150FNL, 675FEL	100%	87.5%
Stanford, Joe M. #1	65731	Williamsburg	Whitley	21-C-64 1580FNL, 2250FWL	100%	87.5%
Davis, Everette #1**	64625	Williamsburg	Whitley	16-C-65 2480FNL, 40FEL	100%	85%
Cox, Charles H. #1	65732	Williamsburg	Whitley	21-C-64 1840FNL, 1075FEL	100%	87.5%
Chambers, Dean #2	82871	Williamsburg	Whitley	24-C-65 2790FSL, 1120FEL	100%	87.5%
Vanover, Gerri #1***	95189	Williamsburg	Whitley	21-C-64 708FNL, 2119FEL	100%	87.5%

*The Crook #2 well has a recently revised survey from Meredith Surveys that will be used to acquire a new permit to get this well placed under TGC, Inc.’s Bond.  Once TGC, Inc. secures a permit, it will immediately assign the well to Wildcat Energy Corp.

**The Everette Davis #1 well has an adjoining landowner that is in suspense and TGC, Inc. is awaiting a signed lease for his minority interest.  Once the signed lease is received, TGC, Inc. will transfer the lease immediately to Wildcat Energy Corp.

***The Gerri Vanover well has not been produced for over one (1) year due to the landowner’s request that the well be shut-in or re-worked.

DIVISION ORDERS:

1)  Division Order dated effective October 3, 2007, issued by AT Gas Gathering Systems, Inc., to Barrett Oil Purchasing, Inc. (Wilkerson #1 Well/Permit No. 14392), 81.25% interest.

2)  Division Order dated effective August 15, 2007, issued by AT Gas Gathering Systems, Inc., to Barrett Oil Purchasing, Inc. (Crook #1 Well/Permit No. 14740), 87.50% interest.

3)  Division Order dated effective August 15, 2007, issued by AT Gas Gathering Systems, Inc., to Barrett Oil Purchasing, Inc. (Crook #2 Well/Permit No. 74624), 87.50% interest.

4)  Division Order dated effective October 3, 2007, issued by AT Gas Gathering Systems, Inc., to Barrett Oil Purchasing, Inc. (Sulfridge Well #1/Permit No. 102467), 81.25% interest.

EQUIPMENT

LAUREL COUNTY:

I.  ACREAGE
Laurel County has approximately 1,450 acres plus and additional 280 acres in Clay County that borders Laurel County in current leases.  See the “Laurel County Lease Map” for an approximate lay-out based on records from the Laurel County PVA Office.  Current leases are shown in Blue shading.

II.  NATURAL GAS TRANSMISSTION LINE
The Laurel County property comes with a high pressure transmission line that is a welded, x-rayed and tested 6” epoxy fusion coated steel pipeline.  It is approximately 3 ½ miles in length connecting the gathering system to the Delta Natural Gas Co. pipeline via a 3-inch meter loop.  It also includes X-rays of each weld.  See the “Parkway Pipeline Map” for a map of the line.

III.  GATHERING SYSTEM
The gathering system is also an epoxy fusion coated steel line.  It begins at the inlet side of the Separator located at the Compressor Station and continues out into the field with approximately .7 of a mile of 6”, and then continues approximately 1.1 miles of 4” as it connects to 4 wells with a Barton gas meter located at each well.

IV.  PIG LAUNCHER & RECEIVER SYSTEM
The Laurel County property also includes a Pig Launcher and Receiver station for maintaining the transmission line.  The Receiver Station sits on approximately ½ an acre of land that is owned by TGC, Inc. which is also included in this sale.

V.  COMPRESSOR STATION AND DE-HY UNIT
The Gathering System and Transmission Line are connected through a compressor station that includes a leased electric compressor, an owned 8-tray glycol dehydrator & separator rated for 2,000 mcfd, and a Pig Launcher Station.  All of these are situated on approximately one (1) acre of leased land located at 777 Tom Cat Trail, London,  KY.

VI.  EQUIPMENT
There is approximately $25,000 of 6-inch and 4-inch epoxy coated steel pipe joints that have yet to be used at the Laurel County compressor yard.  A 1989 one-ton Chevy truck equipped with pipe cutting and threading tools mounted on the bed is included in the sale as well.

The wells are equipped as follows:

•	Crook #1
o	114 Pumpjack, electric power unit with Barton meter including timer
o	Aproximately 3,700 feet of Rods
o	2 & 3/8 Tubing, Polish Rod, Down hole pump
o	Two (2) x 100 Bbl stock tanks with ladder & walkway
o	One (1) heater treater separator
o	One (1) wellhead with stuffing box

•	Crook #2
o	One (1) pumping unit, gas powered engine
o	3,200 feet of 2 & 3/8 tubing, rods, polish rod, and downhole pump
o	Two (2) x 100 Bbl tanks & separator with Barton meter
o	One (1) wellhead with stuffing box

•	Sulfridge #1
o	Wellhead
o	Barton meter

•	Wilkerson #1
o	One (1) pumping unit, electric powered with timer
o	Barton meter
o	Approximately 3,700 feet of 2 & 3/8 tubing, rods, downhole pump, polish rod
o	Two (2) x 100 Bbl stock tanks, separator
o	Wellhead with stuffing box

WHITLEY COUNTY:

The Whitley County property can be summed up more simply.  It has approximately 1,096 acres in current leases.  See the “Whitley County Lease Map” for an approximate lay-out based on records from the Whitley County PVA Office.  Current leases are shown in Blue shading.  The gathering system is approximately 3.7 miles of 3-inch plastic line with an electric compressor station.  This electric compressor is leased with an owned separator and gas metering equipment in a metal building on a fenced one (1) acre, owned lot located on Cane Creek Road just west of Interstate 75, south of Williamsburg, KY.

EQUIPMENT

The wells are equipped as follows:

•	Cox #1
o	Wellhead

•	Vanover
o	Wellhead

•	Everette Davis #1
o	Pumpjack unit with gas powered engine
o	Approximately 1,500 feet of 2 & 3/8 tubing, rods, downhole pump,
o	One (1) x 500 gallon water tank
o	Wellhead with stuffing box
o	Barton meter

•	Dean Chambers #2
o	Wellhead

•	Dean Chambers #1
o	Wellhead
o	Barton meter

•	Stanford #1
o	Wellhead (7-2 swedge)

SCHEDULE II(1)(e)

Permits, Licenses, Etc.

All permitsreferenced on Schedule II(1)(d), to the extent that such agreements are of the nature described in Section II(1)(e),are incorporated herein by referenced.

SCHEDULE II(1)(g)

Miscellaneous Agreements

All agreements referenced on Schedule II(1)(b), to the extent that such agreements are of the nature described in Section II(1)(g),are incorporated herein by referenced.

1)  Equipment Lease dated August 7, 2007, between Kingsley Compression, Inc., as lessor, and TGC, Inc., as lessee (Laurel Compressor, Model No. KC-370-20E3, Unit No. 04-871).

2)  Equipment Lease dated November 21, 2007, between Kingsley Compression, Inc., as lessor, and TGC, Inc., as lessee (Whitley Compressor, Model No. KC-370-20E3, Unit No. 06-1167).

3)  Gas Purchase Agreement dated December 3, 2003, between North American Energy Corporation, buyer, and TGC, Inc., seller.

4)  The Division Orders identified on Schedule II(1)(d)are incorporated herein by reference.

SCHEDULE II(3)(b)

Employees

1)  Jonathan Morris, Pumper  ($4,000 + mileage, per month)

2)  Maynard Parker, Landman ($3,000 + mileage, per month)

3)  Travis Scalf, Contract Labor ($1,000 + expenses, per month)